

<ARTICLE>                     5
<LEGEND>
         This schedule contains summary financial information extracted from the
         Registrant's audited consolidated Financial Statements included in the
         Registrant's annual report on Form 10-K for the period ended December
         31, 1996 and is qualified in its entirety by reference to such audited
         Financial Statements.
</LEGEND>
<MULTIPLIER>                                   1,000
<CURRENCY>                                     US DOLLARS

<PERIOD-TYPE>                   YEAR                           YEAR
<FISCAL-YEAR-END>                              DEC-31-1995                  DEC-31-1996
<PERIOD-START>                                 JAN-01-1995                  JAN-01-1996
<PERIOD-END>                                   DEC-31-1995                  DEC-31-1996
<EXCHANGE-RATE>                                1                            1
<CASH>                                         1,223                        1,610
<SECURITIES>                                   0                            0
<RECEIVABLES>                                  13,966                       30,111
<ALLOWANCES>                                   81                           263
<INVENTORY>                                    946                          4,089
<CURRENT-ASSETS>                               16,639                       38,417
<PP&E>                                         1,814                        4,870
<DEPRECIATION>                                 436                          1,014
<TOTAL-ASSETS>                                 18,770                       43,647
<CURRENT-LIABILITIES>                          11,606                       24,010
<BONDS>                                        0                            0
<PREFERRED-MANDATORY>                          0                            0
<PREFERRED>                                    0                            0
<COMMON>                                       34                           51
<OTHER-SE>                                     6,540                        18,870
<TOTAL-LIABILITY-AND-EQUITY>                   18,770                       43,647
<SALES>                                        62,516                       99,468
<TOTAL-REVENUES>                               74,016                       119,605
<CGS>                                          54,579                       88,218
<TOTAL-COSTS>                                  61,448<F1>                   101,133<F1>
<OTHER-EXPENSES>                               0                            0
<LOSS-PROVISION>                               0                            0
<INTEREST-EXPENSE>                             140                          106
<INCOME-PRETAX>                                4,089                        5,854
<INCOME-TAX>                                   124                          1,970
<INCOME-CONTINUING>                            3,695                        3,884
<DISCONTINUED>                                 0                            0
<EXTRAORDINARY>                                0                            0
<CHANGES>                                      0                            0
<NET-INCOME>                                   3,695                        3,884
<EPS-PRIMARY><F2>                              1.17<F3>                     0.83<F3>
<EPS-DILUTED>                                  1.17<F3>                     0.82<F3>


<F1>  Reflects reclassification of certain indirect costs which were previously classified as costs of services to general, and administrative expenses to conform to current industry practices.

<F2>  The word "Primary" should be deleted and replaced with the word "Basic".

<F3>  This amount was restated in accordance with Financial Accounting Standards
      Board Statement No. 128 and Staff Accounting Bulleting No. 98.
